Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Covenant Transport, Inc.



We consent to the incorporation by reference in the registration statement on Form S-8 of Covenant Transport, Inc. of our report dated March 15, 2002, with respect to the consolidated balance sheet of Covenant Transport, Inc. and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the year ended December 31, 2001, which report appears in the December 31, 2001 Form 10-K of Covenant Transport, Inc.


                                                     /s/ KPMG LLP




Atlanta, Georgia
May 15, 2002